October 14, 1987


              INCORPORATED UNDER THE LAWS OF THE STATE OF NEBRASKA

NUMBER:_____                                                     SHARES:_____


                             ECO SOIL SYSTEMS, INC.
                           AUTHORIZED STOCK 25,000,000




           This certifies that _______________________________ is the registered holder of ___________________________ Shares

         ECO SOIL SYSTEMS, INC.         FULLY PAID AND NON-ASSESSABLE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of _____________, A.D. 19___.



________________________________          ________________________________
Secretary                                 President




For Value Received, ______ hereby sell, assign and transfer ________________ unto _________________________________ Shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint
_____________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated:_____________ 19 ____

IN PRESENCE OF

                                              __________________________________

__________________________________